UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2020

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2020, Douglas A. Kessler, Senior Managing Director of Ashford Inc. (the “Company”), gave notice of his intention to voluntarily resign from his employment and all other positions he holds with the Company and its subsidiaries, affiliated entities, and entities that it advises (including in his role as President and Chief Executive Officer at Ashford Hospitality Trust, Inc. (“Ashford Trust”)) in order to pursue other professional opportunities. Mr. Kessler’s resignation will be effective May 14, 2020.

On April 30, 2020, Ashford Trust appointed its current Chief Strategy Officer, J. Robison Hays, III, to fill the role of President and Chief Executive Officer of Ashford Trust, effective May 14, 2020. In connection with this appointment, Mr. Hays will no longer serve as Chief Strategy Officer. Additionally, Mr. Hays will cease to serve as the Company’s Co-President and Chief Strategy Officer and will serve as Senior Managing Director of the Company. Accordingly, Jeremy J. Welter’s titles at the Company will change from Co-President and Chief Operating Officer to President and Chief Operating Officer.

Mr. Hays, age 42, has served on the Board of Directors of the Company since November 2014. He has served as the Company’s Co-President since March 2018 and Chief Strategy Officer since November 2014. Mr. Hays has served as Ashford Trust’s Chief Strategy Officer since May 2015 and prior to that served as its Senior Vice President—Corporate Finance and Strategy since 2010. He has been with Ashford Trust since 2005. Prior to joining Ashford Trust, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic initiatives. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas. He received his undergraduate degree in Politics from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

Additional biographical information for Mr. Hays is included in the Company’s definitive proxy statement on Schedule 14A for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 1, 2020, and is incorporated herein by reference, subject to the changes in Mr. Hays’ role as described in this Current Report.

Mr. Hays will also no longer serve as the Chief Strategy Officer of Braemar Hotels & Resorts Inc.

There is no arrangement or understanding between Mr. Hays and any other persons in connection with Mr. Hays’ appointment as Senior Managing Director, and Mr. Hays has no family relationship with any director or executive officer of the Company. Mr. Hays has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

The Company intends to enter into an amendment to the employment agreement with Mr. Hays to reflect his new position and responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: April 30, 2020

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